UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2009 (February 23, 2009)

Behringer Harvard Multifamily REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53195	20-5383745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

On February 23, 2009, our board of directors authorized distributions payable to the stockholders of record each day during the months of March, April and May 2009.  This most recently declared distribution for March equals a daily amount of $0.000137 per share of common stock, which amount is in addition to the previously declared distribution for the month of March in an amount of $0.0017808 per share of common stock.  The distributions declared for April and May equal a daily amount of $0.0019178 per share of common stock.  Distributions payable to each stockholder of record during a month will be paid in cash on or before the 16th day of the following month.  A portion of each distribution may constitute a return of capital for tax purposes.  If the rate we are paying for each day in March, April and May were paid each day for a 365-day period, it would equal a 7.0% annualized rate based on a purchase price of $10.00 per share, an increase from the rate of 6.5% previously declared for March 2009 and prior months.  Information regarding our distributions (paid or declared) since January 1, 2008 is set forth below.

TIME PERIOD	AMOUNT OF DAILY DISTRIBUTION	ANNUALIZED DISTRIBUTION RATE*
First Quarter 2008	$0.001013699	4.0%
Second Quarter 2008	$0.001013699	4.0%
Third Quarter 2008	$0.001013699	4.0%
Fourth Quarter 2008	$0.0017808	6.5%
January and February, 2009	$0.0017808	6.5%
March, April and May, 2009	$0.0019178	7.0%

*   Based on the most recent sales price of shares of common stock in our offerings (ignoring volume or other discounts).  Such sales price was $9.25 per share in our private offering, which closed in December 2007, and is $10.00 per share in our ongoing public offering.

We continue to acquire and manage our assets in a manner that we believe provides enhancements to both current income and capital appreciation potential.  The market for institutional quality multifamily assets has recently been characterized by an increase in capitalization rates which has recently allowed us and we believe should continue to allow us the opportunity to invest in equity and debt investments at more attractive prices and therefore higher current yields.  We expect to be able to capitalize on attractive acquisition opportunities from distressed owners suffering from lack of liquidity and the frozen state of the debt capital markets.  In addition, the current availability of financing in the multifamily sector through Fannie Mae and Freddie Mac coupled with an increase in capitalization rates may provide us the ability to leverage our investments, which will allow us to diversify our investments and produce current income and capital appreciation.  We believe that our recently declared distribution rate is reflective of the changes in the market for investments suitable for our portfolio.  However, there can be no assurance that our distributions will continue or at any particular rate.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.

You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” in our periodic reports under the Securities Exchange Act of 1934, as amended, and those risk factors included as “Item 1A. Risk Factors” section of our Amendment No. 1 to Form 10 as filed with the SEC on June 9, 2008 and in our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2008 and September 30, 2008, in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

Dated: February 25, 2009	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President – Corporate Development & Legal